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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 24, 1997, which appears on page 36 of the 1997 Annual Report to Stockholders of Dean Foods Company, which is incorporated by reference in Dean Foods Company's Annual Report on Form 10-K for the fiscal year ended May 25, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 17 of such Annual Report on Form 10-K.



/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP


Chicago, Illinois
September 29, 1997